UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 12, 2015

Riviera Holdings Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-21430	88-0296885
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Las Vegas Boulevard South Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

(702) 734-5110
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On February 12, 2015, three holders of our warrants exercisable into our Class B Non-Voting Common Stock (the “Class B Warrants”) exercised their Class B Warrants in full at the total stated aggregate exercise price of $0.03 and we issued to the holders an aggregate of 71,291 shares of Class B Non-Voting Common Stock as a result.

On February 13, 2015, one holder of our Class B Warrants exercised its Class B Warrant at the stated aggregate exercise price of $0.01 and we issued to the holder 43,150 shares of Class B Non-Voting Common Stock as a result.

The issuances of the Class B Non-Voting Common Stock were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), because (i) the Class B Warrants were originally issued under Section 1145 of the United States Bankruptcy Code, which generally exempts from such registration requirements the issuance of securities underlying warrants issued under a plan of reorganization, and (ii) Section 4(a)(2) of the Securities Act because the issuance did not involve any public offering in that we issued the shares of Class B Non-Voting Common Stock to existing holders of our Class B Warrants, who are also creditors, and we placed a legend on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without registration or an exemption therefrom.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2015	RIVIERA HOLDINGS CORPORATION

	By:	/s/ Michael Pearse
		Name:	Michael Pearse
		Title:	Chief Financial Officer and Treasurer